As filed with the Securities and Exchange Commission on July 29, 2016
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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AK STEEL HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1401455 (IRS Employer Identification Number)
9227 Centre Pointe Drive
West Chester, Ohio 45069
(513) 425-5000
(Address of Registrant’s Principal Executive Offices)
_______________
AK STEEL HOLDING CORPORATION
STOCK INCENTIVE PLAN
(as amended and restated as of May 26, 2016)
_______________
Joseph C. Alter
Vice President and General Counsel and Corporate Secretary
AK Steel Holding Corporation
9227 Centre Pointe Drive
West Chester, Ohio 45069
(513) 425-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Brian S. Duba
Corporate Counsel
AK Steel Holding Corporation
9227 Centre Pointe Drive
West Chester, Ohio 45069
(513) 425-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	4,800,000 shares	$5.48	$26,304,000	$2,648.81

(1)	Plus such additional shares as may be issued by reason of stock splits, stock dividends, or similar transactions effected without receipt of consideration.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Registrant’s common stock on the New York Stock Exchange on July 25, 2016, a date within five days of the date on which this Registration Statement is filed.

EXPLANATORY NOTE

This Registration Statement is solely for the registration of an additional 4,800,000 shares of common stock of AK Steel Holding Corporation for issuance under the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of May 26, 2016) (the “Stock Plan”). Pursuant to General Instruction E to Form S-8, the contents of the following earlier registration statements relating to the Stock Plan are incorporated herein by reference to the extent not supplemented, amended or superseded by the information set forth in this Registration Statement on Form S-8: Registration Statements Nos. 333-168541, 333-124296, 33-84578, 333-04505, 333-82035, 333-60151 and 333-199853. This Registration Statement also constitutes Post-Effective Amendment No. 9 to Registration Statement No. 33-84578, Post-Effective Amendment No. 6 to Registration Statement No. 333-04505 and Post-Effective Amendment No. 4 to Registration Statement No. 333-60151.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8. The documents containing the information required to be included in Part I of this Registration Statement will be sent or given to the participants as specified in Rule 428(b)(1) promulgated under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

The following documents filed by AK Steel Holding Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part of this Registration Statement:

•
the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including portions of its Schedule 14A filed on April 11, 2016, incorporated by reference therein and except Item 8, as the financial statements and auditors’ reports therein have been superseded by financial statements included in AK Holding’s Current Report on Form 8-K filed on July 29, 2016;

•
the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (except Part 1, Item 1, as the financial statements therein have been superseded by financial statements included in AK Holding’s Current Report on Form 8-K filed on July 29, 2016) and June 30, 2016;

•
the Company’s Current Reports on Form 8-K filed on March 22, 2016, April 8, 2016, May 3, 2016, May 27, 2016, December 21, 2015 as amended by an amendment on Form 8-K/A filed on May 27, 2016, June 9, 2016 (only with respect to Item 8.01), June 13, 2016 (only with respect to Item 8.01), June 17, 2016 (only with respect to Item 8.01), June 20, 2016, and July 29, 2016 (only with respect to Item 8.01), except to the extent such information was furnished and not filed;

•
the description of the Company’s common stock contained in its Current Report on Form 8-K filed on November 4, 2014, including any amendments or reports filed with the Commission for the purpose of updating such description; and,

•
future filings made by the Company with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold; provided that this Registration Statement will not incorporate any information that the Company may furnish to the Commission under Item 2.02 or Item 7.01 unless specifically provided in such Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities

Not Applicable.
Item 5.        Interests of Named Experts and Counsel

The Company’s Vice President, General Counsel and Corporate Secretary, Joseph C. Alter, has passed on the validity of the shares of the Company’s common stock to be issued under the plan. Mr. Alter beneficially owns restricted stock, performance shares and options to purchase common stock granted under the plan.
Item 6.        Indemnification of Directors and Officers

The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Restated Certificate of Incorporation of the Company, as amended, ("Certificate") has eliminated the personal liability of its directors to the fullest extent permitted by law.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any current or former director, officer, employee or agent of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
Article Seven of the Certificate of the Company states that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement or other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by law, and the corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification. The Company also maintains directors’ and officers’ liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such.
The foregoing summaries do not purport to be complete and each is qualified in its entirety by reference to the full text of the statute, the Company’s Certificate and By-laws and the arrangements referred to above.
Item 7.        Exemption from Registration Claimed

Not Applicable.

Item 8.        Exhibits

Exhibit 4.1*
Restated Certificate of Incorporation of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.3 to AK Steel Holding Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the Commission on May 5, 2011).

Exhibit 4.1(a)*
Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on June 3, 2014).

Exhibit 4.2*
By-laws of AK Steel Holding Corporation, as amended and restated as of May 27, 2010 (incorporated herein by reference to Exhibit 3.2 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Commission on February 22, 2011).

Exhibit 5+	Opinion of Joseph C. Alter, Esq.

Exhibit 23.1+	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Joseph C. Alter, Esq. (included in Exhibit 5)

Exhibit 24	Power of Attorney (contained in the signature page hereto)
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(*) Incorporated by reference as indicated. (+) Filed herewith.

Item 9.        Undertakings

(a)    The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(b)    The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Ohio, on the 29th day of July, 2016.

AK STEEL HOLDING CORPORATION
By:	/s/ Joseph C. Alter
Joseph C. Alter
Vice President, General Counsel and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Roger K. Newport, Jaime Vasquez and Joseph C. Alter as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 29, 2016.

Signature	Title

/s/ Roger K. Newport	Chief Executive Officer (Principal Executive Officer) and Director
Roger K. Newport

/s/ Jaime Vasquez	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)
Jaime Vasquez

/s/ Gregory A. Hoffbauer	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Gregory A. Hoffbauer

Signature	Title

/s/ Dr. James A. Thomson	Chairman
Dr. James A. Thomson

/s/ Dennis C. Cuneo	Director
Dennis C. Cuneo

/s/ Sheri H. Edison	Director
Sheri H. Edison

/s/ Mark G. Essig	Director
Mark G. Essig

/s/ William K. Gerber	Director
William K. Gerber

/s/ Robert H. Jenkins	Director
Robert H. Jenkins

/s/ Gregory B. Kenny	Director
Gregory B. Kenny

/s/ Ralph S. Michael, III	Director
Ralph S. Michael, III

/s/ Vicente Wright	Director
Vicente Wright